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                                                                   EXHIBIT 10.24

                     ELEPHANT & CASTLE INTERNATIONAL, INC.
                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this "Agreement") is made, entered into and effective this 3rd day of January, 2003, by and between Elephant & Castle International, Inc., a Texas corporation, with its principal offices at 1190 Hornby Street, 12th Floor, Vancouver, British Columbia, Canada V6Z 2K5 (hereinafter referred to as "Elephant & Castle"), and BC Restaurants, LLC, a California limited liability company (hereinafter referred to as the "Licensee");

                                    RECITALS

ELEPHANT & CASTLE(R) RESTAURANT SYSTEM Elephant & Castle has developed over time at significant cost and investment a distinctive restaurant system for operating and franchising restaurants under the name "Elephant & Castle(R)," which incorporate an Anglo/British style pub restaurant and Tudor/Victorian decor, and which serve a wide variety of high-quality food and beverage items featuring English-style dishes, including fish and chips, shepherds pie, "bangers and mash," and Old Country soups and desserts (the "Restaurant System").

ELEPHANT & CASTLE(R) MARKS Elephant & Castle has widely and extensively publicized the name "Elephant & Castle(R)" to the public as an organization of restaurant businesses operating under the Restaurant System. Elephant & Castle has the right and authority to license the use of the name "Elephant & Castle(R)," the Elephant & Castle logo, and other trademarks, trade names, service marks, logos, commercial symbols, phrases, slogans and tag lines which are now owned or which will be developed by Elephant & Castle (hereinafter referred to as the "Marks").

OPERATION OF ELEPHANT & CASTLE(R) RESTAURANT The Licensee has agreed to develop, own and operate an Elephant & Castle(R) restaurant (hereinafter referred to as the "Elephant & Castle(R) Restaurant" or the "Restaurant") at the location set forth in Article 2 using the Restaurant System and the quality, consistency and uniformity standards and specifications established by Elephant & Castle. The Licensee understands and acknowledges the importance of the high standards of quality, appearance, cleanliness and service established by Elephant & Castle.

RIGHT TO USE MARKS AND RESTAURANT SYSTEM Elephant & Castle believes that it is in its best interest to grant this License to the Licensee because it will enhance brand awareness, increase customer awareness of the concept, provide valuable business and financial information about operating an Elephant & Castle Restaurant in conjunction with a hotel, and enhance the further development of the concept in California by Elephant & Castle and its affiliated companies in the western part of the United States. In partial consideration, Elephant & Castle is willing to grant this License and provide the Licensee with the recipes, cooking and food preparation techniques, food line management systems, menu content and design, decor and color schemes, intellectual property, and other operational, marketing, advertising, and promotional and business information related to the Restaurant System.

MARKETING OF ELEPHANT & CASTLE(R) RESTAURANTS The Licensee recognizes that its Elephant & Castle(R) Restaurant will be the first one to be located at a hotel property in northern California. The Licensee further recognizes and agrees that as further consideration for this License, Elephant & Castle will, on occasion, arrange for potential developers, investors, franchisees and area developers to view the premises, decor and operations of the Licensee's Elephant & Castle(R) Restaurant and to discuss the operation of the Restaurant with the Manager. Elephant

ELEPHANT & CASTLE INTERNATIONAL, INC.
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& Castle will not provide any potential developer, investor, franchisee or area developer with any proprietary or confidential information of BC Restaurants, LLC without the written approval of its Chief Manager.

REVIEW OF AGREEMENT The Licensee has had full and adequate opportunity to read and review this Agreement and to be thoroughly advised of the terms and conditions of this Agreement by an attorney or other personal representative, and has had sufficient time to evaluate and investigate the Restaurant System, the financial requirements and the risks associated with the Restaurant System.

Pursuant to the above Recitals and in consideration of $10, the mutual promises and covenants set forth in this Agreement and other good and valuable consideration, Elephant & Castle and the Licensee agree and contract as follows:

                                    ARTICLE 1
                                   DEFINITIONS

For purposes of this Agreement, the following words will have the following definitions:

1.1     FF&E
"FF&E" will include furniture, furnishings, decor, supplies, inventory, machinery, technology and equipment.

1.2     LICENSE
"License" will mean the right granted by Elephant & Castle to the Licensee authorizing the Licensee to operate an Elephant & Castle(R) Restaurant at the Licensed Location in conformity with the Restaurant System using the name "Elephant & Castle(R)" and the other Marks.

1.3     MARKS
"Marks" will include the name "Elephant & Castle(R)," Registration No. 1,110,274, dated December 26, 1978, the Elephant & Castle logo and such other trademarks, trade names, service marks, logos, commercial symbols, phrases, slogans, and tag lines as Elephant & Castle has or may develop for use in connection with Elephant & Castle(R) Restaurants.

1.4     RESTAURANT SYSTEM
"Restaurant System" will mean the distinctive foods, beverages, food products, and other products and services which are associated with the trademarks, trade names, service marks, copyrights, distinctive interior and exterior building designs, decor, furnishings, menus, uniforms, slogans, signs, logos, commercial symbols and color combinations of Elephant & Castle. "Restaurant System" will include all of the quality, consistency and uniformity requirements, the standards, specifications and procedures for product and services, operations, cleanliness, sanitation, control, training, advertising and promotion, service, appearance, and all instructions, procedures, methods and specifications promulgated by Elephant & Castle.

1.5     TRANSFER
"Transfer" will mean to sell, assign, trade, transfer, pledge, lease, sublease or otherwise dispose of.

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                                    ARTICLE 2
                                GRANT OF LICENSE

2.1     LICENSED LOCATION
Elephant & Castle hereby grants the Licensee the nonexclusive personal right to operate one Elephant & Castle(R) Restaurant in conformity with the Restaurant System using the name "Elephant & Castle(R)" and other Marks at the following single location at the Club Quarters at Battery and Clay Streets, San Francisco, California 94111-3204 (the "Licensed Location)."

2.2     EXCLUSIVE AREA
Except as provided to the contrary in this Article, the Licensee will receive an "Exclusive Area" consisting of the area around the Licensed Location that is set forth, described and/or highlighted on the map marked as Exhibit A that is attached hereto and incorporated herein by reference. The Licensee's Exclusive Area is exclusive to the extent that Elephant & Castle will not franchise, license, develop, manage, own or operate ("develop") an Elephant & Castle(R) Restaurant in the Exclusive Area. Notwithstanding the foregoing, Elephant & Castle will have the absolute right to: (a) develop other restaurant business concepts, except for British Pub concepts, under other brand names even if the concept is located within the Exclusive Area and directly competes with the Licensee; (b) develop Elephant & Castle(R) Restaurants in the Exclusive Area if they are located at or within an airport terminal, a stadium or arena or other venue for semi-professional or professional sports, or a college or university campus; (c) market, distribute and sell, on a wholesale or retail basis, clothing, goods, foods, products or any other items sold under any of the Marks or any other brand, by direct sale, mail order, infomercials, telemarketing, e-commerce or under any other marketing or distribution system or method, even if such sales take place in, or are to distributors, retailers, or consumers who are located in the Exclusive Area; and (d) advertise, promote and participate in special events and promotional activities which take place in the Exclusive Area, including, without limitation, parades, holiday celebrations, cooking, recipe or restaurant competitions, sporting events, and fund-raising and charitable events, and sell any product or service, including any product or service sold under any of the Marks, in connection with such participation.

2.3     ENGLISH PACKAGE
Elephant & Castle will loan the Restaurant the decor package described in the "English Package" Exhibit that is attached hereto and incorporated herein by reference. The decor items constituting the English Package will be returned to Elephant & Castle on the date this License is terminated.

2.4     CONDITIONS
The Licensee hereby undertakes the obligation to operate the Elephant & Castle(R) Restaurant using the Restaurant System at the Licensed Location in strict compliance with the terms and conditions of this Agreement for the entire term of this Agreement. The rights and privileges granted to the Licensee by Elephant & Castle under this Agreement are applicable only to the single location designated as the Licensed Location, are personal in nature, and may not be used elsewhere, at any other location or through any channel of distribution other than the Restaurant location operated by the Licensee.

2.5     PERSONAL LICENSE
The Licensee will not have the right to license or sublicense its rights under this Agreement. The Licensee will not have the right to Transfer this Agreement or its rights under this Agreement, except as specifically provided for in this Agreement.

ELEPHANT & CASTLE INTERNATIONAL, INC.
LICENSE AGREEMENT WITH
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                                    ARTICLE 3
                                TERM OF AGREEMENT

3.1     TERM
The term of this Agreement will be for 10 years, commencing on the date set forth on Page L-1 of this Agreement. This Agreement will not be enforceable until it has been signed by both the Licensee and Elephant & Castle.

3.2     TERM OF LEASE
If the term of the lease for the Licensed Location (including renewal terms) is for a term that is longer than the term of this Agreement, or if the Lease is renewed by the Licensee for an additional term, then the term of this Agreement will be automatically extended to coincide with the term of the Licensee's lease for the Licensed Location. The lease for the Licensed Location is incorporated herein by reference.

                                    ARTICLE 4
                    QUALITY CONTROL, UNIFORMITY AND STANDARDS

4.1     QUALITY AND SERVICE STANDARDS
Elephant & Castle will develop, from time to time, uniform standards of quality, cleanliness and service regarding the business operations of the Licensee's Elephant & Castle(R) Restaurant to protect and maintain the distinction, valuable goodwill and uniformity represented and symbolized by the Marks and the Restaurant System. Accordingly, to ensure that all Elephant & Castle(R) Restaurants maintain and adhere to the uniformity requirements and quality standards for the foods, products and services associated with the Marks and the Restaurant System, the Licensee agrees to maintain the uniformity and quality standards required by Elephant & Castle for all foods, products and services associated with the Marks and the Restaurant System and agrees to the terms and conditions contained in this Article to assure the public that all Elephant & Castle(R) Restaurants will be uniform in nature and will sell and dispense quality foods, products and services.

4.2     IDENTIFICATION OF RESTAURANT
The Licensee will operate the Restaurant so that it is clearly identified and advertised as an Elephant & Castle(R) Restaurant. The style and form of the words "Elephant & Castle(R)" and the other Marks used in any advertising, marketing, public relations or promotional program must have the prior written approval of Elephant & Castle. The Licensee will use the name "Elephant & Castle(R)," the approved logos and all graphics commonly associated with the Restaurant System and the Marks which now or hereafter may form a part of the Restaurant System, on all paper supplies, furnishings, advertising, public relations and promotional materials, signs, stationery, business cards, linens, towels, napkins, aprons, menus, food and beverage containers, placemats, uniforms, clothing and other materials in the identical combination and manner as may be prescribed by Elephant & Castle in writing. The Licensee will, at its expense, comply with all legal notices of registration required by Elephant & Castle or its attorneys and will, at its expense, comply with all trademark, trade name, service mark, copyright, patent or other notice markings that are required by Elephant & Castle or by applicable law.

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4.3     COMPLIANCE WITH STANDARDS
The Licensee will use the Marks and the Restaurant System in strict compliance with the moral and ethical standards, quality standards, health standards, operating procedures, specifications, requirements and instructions required by Elephant & Castle, which may be amended and supplemented by Elephant & Castle from time to time.

4.4     LICENSEE'S NAME
The Licensee will hold itself out to the public as an independent contractor operating its Elephant & Castle(R) Restaurant pursuant to a License from Elephant & Castle. The Licensee will file for a certificate of assumed name in the manner required by applicable state law to notify the public that the Licensee is operating its Elephant & Castle(R) Restaurant as an independent contractor pursuant to this Agreement.

4.5     STANDARDS OF SERVICE
The Licensee will at all times give prompt, courteous and efficient service to its customers. The Licensee will, in all dealings with its customers, suppliers and the public, adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct.

4.6     COMPLIANCE WITH APPLICABLE LAW
The Licensee will, at its expense, comply with all applicable federal, state, city, local and municipal laws, statutes, ordinances, rules and regulations pertaining to the construction or remodeling of the Licensed Location and the operation of the Licensee's Elephant & Castle(R) Restaurant including, but not limited to, all health, food service and liquor licensing laws, all health and safety regulations, all environmental laws, all laws relating to employees, including all wage and hour laws, employment laws, workers' compensation laws, discrimination laws, sexual harassment laws, and disability discrimination laws. The Licensee will, at its expense, be solely and exclusively responsible for determining the licenses and permits required by law for the Licensee's Elephant & Castle(R) Restaurant, for obtaining and qualifying for all such licenses and permits, and for complying with all applicable laws.

4.7     CONFLICTS WITH THE LEASE
If the standards of operation set forth in this Agreement or in any operations manual of Elephant & Castle conflict with any standards of operation contained in the Lease between the landlord of the Licensed Location and the Licensee, then the operational standards in the Lease will govern.

                                    ARTICLE 5
                              PRODUCTS AND SERVICES

5.1     LIMITATIONS ON PRODUCTS AND SERVICES
The Licensee will sell only those foods, beverages, food products, clothing, and services and other items approved by Elephant & Castle in writing and will offer for sale all foods, beverages, food products, clothing, services and other items prescribed by Elephant & Castle or approved by Elephant & Castle in writing. Prior to the opening of the Restaurant, Elephant & Castle will provide the Licensee with a written schedule of all foods, food products, beverages, clothing, and other items for sale, and the FF&E necessary and required to commence operation of the Licensee's Restaurant. The Licensee will maintain sufficient inventories of foods, beverages, food products, clothing, and other items to realize the full potential of the Restaurant. The Licensee will conform to all customer service standards prescribed by Elephant & Castle in writing. The Licensee will have the absolute right to sell all foods, beverages, food products,

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clothing, services and other items at whatever prices and on whatever terms it deems appropriate.

5.2     LIMITATION ON SALES
The Licensee will offer for sale and sell those foods, beverages, food products, clothing, services and other items offered for sale in connection with the Licensee's Elephant & Castle(R) Restaurant or which are sold under any of the Marks only on a retail basis at the Licensed Location. The Licensee will not offer for sale or sell on a wholesale or retail basis at any other location or in any other premises, or by means of the Internet, catalogue or mail order sales, telemarketing, or by any other method of sales or distribution, any of the foods, beverages, food products, clothing, services or other items offered for sale or sold in connection with the Licensee's Elephant & Castle(R) Restaurant or which are sold under any of the Marks.

5.3     LIMITATION ON BRANDING, DEVELOPMENT AND SALE OF PRODUCTS
Nothing in this Agreement gives the Licensee the right to, and the Licensee will not: (a) use or display the Marks on or in connection with any product or service other than those products and services prescribed or approved by Elephant & Castle; (b) acquire, develop or manufacture any product using the name "Elephant & Castle(R)" or any of the Marks, or direct any other person or entity to do so; (c) acquire, develop or manufacture any product that has been developed or manufactured by or for Elephant & Castle for use in conjunction with the Restaurant System and which is sold under any of the Marks, or direct any other person or entity to do so; and (d) use, have access to, or have any rights to any proprietary formulas, ingredients, or recipes for any product created by or at the direction of Elephant & Castle and sold under the name "Elephant & Castle(R)" or any of the Marks.

                                    ARTICLE 6
                           STANDARD OPERATIONS MANUAL

6.1     COMPLIANCE WITH MANUAL
In order to protect the reputation and goodwill of Elephant & Castle, and to maintain the uniform operating standards under the Marks and the Restaurant System, the Licensee will at all times conduct its business and operate its Elephant & Castle(R) Restaurant in compliance with Elephant & Castle's confidential and copyrighted Standard Operations Manual (sometimes referred to in this Agreement as the "Manual") which is incorporated herein and made part of this Agreement. The Licensee will conform to the common image and identity created by the foods, beverages, products, music, food portions, recipes, ingredients, cooking techniques and processes, cleanliness, sanitation and services associated with the Elephant & Castle(R) Restaurant which are portrayed and described by the Manual. The Licensee acknowledges having received on loan from Elephant & Castle one copy of the Manual for the term of this Agreement.

6.2     REVISIONS TO MANUAL
Elephant & Castle reserves the right to and may from time to time revise the Standard Operations Manual. The Licensee will, as promptly as reasonably possible, modify the operations of the Restaurant to implement all changes, additions and supplements made by Elephant & Castle to the Restaurant System which are reflected by the Manual. The Licensee will implement all operational changes to the Restaurant System deemed necessary by Elephant & Castle to: (a) improve the standards of service or the food, food items, beverages, and products offered for sale under the Restaurant System; (b) protect the goodwill associated with the Marks; (c) improve the operation of the Licensee's Restaurant; or (d) protect the health

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and safety of the Licensee's employees, customers or guests. The Licensee will at all times keep its copy of the Manual current and up-to-date, and in the event of any dispute regarding the Manual, the terms of the master copy of the Manual maintained by Elephant & Castle will be controlling in all respects.

6.3     CONFIDENTIALITY OF MANUAL
The Standard Operations Manual, and all revisions thereto, will at all times during the term of this Agreement and thereafter remain the sole and exclusive property of Elephant & Castle, which will own all copyright and other interests related to the Manual. The Licensee will at all times during the term of this Agreement and thereafter treat the Manual and any other manuals created for or approved for use in the operation of the Licensee's Elephant & Castle(R) Restaurant as secret and confidential, and the Licensee will use all reasonable means to keep such information secret and confidential. Neither the Licensee nor any employees of the Licensee will make any copy, duplication, record or reproduction of the Manual, or any portion thereof, available to any unauthorized person. The Licensee will not use the Manual or any information contained therein in connection with the operation of any other business or for any purpose other than in conjunction with the operation of the Licensee's Elephant & Castle(R) Restaurant.

6.4     CONFIDENTIALITY OF OTHER INFORMATION
Elephant & Castle and the Licensee expressly understand and agree that Elephant & Castle will be disclosing and providing to the Licensee certain confidential and proprietary information concerning the Restaurant System and the procedures, operations, technology and data used in connection with the Restaurant System. The Licensee will not, during the term of this Agreement or thereafter, communicate, divulge or use for the benefit of any other person or entity any such confidential and proprietary information, knowledge or know-how concerning the methods of operation of the Elephant & Castle(R) Restaurant which may be communicated to the Licensee, or of which the Licensee may be apprised by virtue of this Agreement. The Licensee will divulge such confidential and proprietary information only to its employees who must have access to it in order to operate the Licensee's Elephant & Castle(R) Restaurant. Any and all information, knowledge and know-how including, without limitation, drawings, client lists, materials, equipment, technology, methods, procedures, techniques, recipes, specifications, computer programs, systems and other data which Elephant & Castle copyrights or designates as confidential or proprietary will be deemed confidential and proprietary for the purposes of this Agreement.

                                    ARTICLE 7
                                BUSINESS PREMISES

7.1     COMPLIANCE WITH SPECIFICATIONS
The Licensed Location and the Licensee's Restaurant will conform to all specifications for the FF&E, decorating designs and color schemes established by Elephant & Castle. The FF&E used in the Licensee's Elephant & Castle(R) Restaurant must be installed and located in accordance with the floor plans approved by Elephant & Castle, and must conform to the quality standards and uniformity requirements established by Elephant & Castle.

7.2     MAINTENANCE
The Licensee will, at its expense, repair, paint and keep in a clean and sanitary condition the interior, exterior, parking lot, signage, exterior lighting, and grounds of the Licensed Location and the Licensee's Restaurant, and will replace all floor covering, wall coverings, light fixtures,

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curtains, blinds, shades, furniture, room furnishings, wall hangings, signs, fixtures and other decor items as they become worn-out, soiled or in disrepair. All mechanical equipment, including ventilation, heating and air conditioning, must be kept in good working order by the Licensee at all times. All replacement FF&E and other items used in the Restaurant by the Licensee must comply with the then-current standards and specifications of Elephant & Castle.

                                    ARTICLE 8
                                      SIGNS

8.1     APPROVED SIGNS
The signs used at the Licensed Location (the "Signs") must comply with the sign plans and specifications established by Elephant & Castle. Elephant & Castle will provide the Licensee with a copy of the standard sign plans and specifications and the Licensee will, at its expense, prepare or cause the preparation of complete and detailed plans and specifications for the Signs and will submit such plans and specifications to Elephant & Castle for its written approval. Elephant & Castle will have the absolute right to inspect, examine, videotape and photograph the Signs for any reason at any time during the term of this Agreement.

8.2     MODIFICATIONS; INSPECTION
The Licensee may not alter, remove, change, modify, or redesign the Signs unless approved by Elephant & Castle in writing. Elephant & Castle will have the unequivocal and unilateral right to redesign the plans and specifications for the Signs during the term of this Agreement without the approval or consent of the Licensee. Within 30 days after receipt of written notice from Elephant & Castle, the Licensee must, at its expense, either modify or replace the Signs so that the Signs displayed at the Licensed Location will comply with the redesigned plans and specifications as issued by Elephant & Castle.

                                    ARTICLE 9
                    LICENSING OF MARKS AND RESTAURANT SYSTEM

9.1     RIGHT TO LICENSE MARKS
Elephant & Castle warrants that, except as otherwise provided for herein, it has the right to license the Marks and the Restaurant System to the Licensee. Any and all improvements made by the Licensee to the Marks or the Restaurant System will be the sole and absolute property of Elephant & Castle, which will have the exclusive right to register and protect all such improvements in its name in accordance with applicable law. The Licensee's right to use and identify with the Marks and the Restaurant System will exist concurrently with the term of this Agreement and such use by the Licensee will inure exclusively to the benefit of Elephant & Castle.

9.2     CONDITIONS TO LICENSE OF MARKS
Elephant & Castle hereby grants to the Licensee the nonexclusive personal right to use the Marks and the Restaurant System in accordance with the provisions of this Agreement. The Licensee's nonexclusive personal right to use "Elephant & Castle(R)" as the name of the Licensee's Restaurant and its right to use the Marks and the Restaurant System applies only to the Licensee's Restaurant at the Licensed Location and such rights will exist only so long as the Licensee fully performs and complies with all of the conditions, terms and covenants of this Agreement. "Nonexclusive," for the purposes of this Article, will mean that Elephant & Castle has or will grant licenses to other licensees authorizing such licensees to operate Elephant & Castle(R) Restaurants in conformity with the Restaurant System using the name "Elephant &

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Castle(R)" and the other Marks, and that Elephant & Castle, its affiliates and/or subsidiaries have operated and will operate Elephant & Castle(R) Restaurants.

9.3     LICENSEE'S USE OF MARKS
The Licensee will only use the Marks designated by Elephant & Castle and only in the manner authorized and permitted by Elephant & Castle. The Licensee's right to use the Marks is limited to the uses set forth in this Agreement and any unauthorized use will constitute an infringement of the rights of Elephant & Castle under this Agreement and under the Lanham Act (15 U.S.C. Section 1051, ET SEQ.). The Licensee will not have or acquire any rights in any of the Marks or the Restaurant System other than the right of use as provided herein. The Licensee will have the right to use the Marks and the Restaurant System only in the manner prescribed, directed and approved by Elephant & Castle in writing and will not have the right to use the Marks in connection with the sale of any products or services other than those prescribed or approved by Elephant & Castle for sale by the Licensee. If, in the judgment of Elephant & Castle, the acts of the Licensee are contrary to the limitations set forth in this Agreement or infringe upon or demean the goodwill, uniformity, quality or business standing associated with the Marks or the Restaurant System, then the Licensee will, upon written notice from Elephant & Castle, immediately modify its use of the Marks or the Restaurant System in the manner prescribed by Elephant & Castle in writing.

9.4     ADVERSE CLAIMS TO MARKS
If there are any claims by any third party that its rights to any or all of the Marks are superior to those of Elephant & Castle, and if the attorneys for Elephant & Castle are of the opinion that such claim by a third party is legally meritorious, or if there is an adjudication by a court of competent jurisdiction that any party's rights to the Marks are superior to those of Elephant & Castle, then upon receiving written notice from Elephant & Castle, the Licensee will, at its sole expense, immediately adopt and use the changes and amendments to the Marks that are specified by Elephant & Castle. If so specified, the Licensee will immediately cease using the Marks specified by Elephant & Castle, and will, as soon as reasonably possible, commence using the new trademarks, trade names, service marks, logos, designs and commercial symbols designated by Elephant & Castle in writing at the Licensed Location, and in connection with all advertising, marketing and promotion of the Licensee's Restaurant. The Licensee will not make any changes or amendments whatsoever to the Marks or the Restaurant System unless specified or approved in advance by Elephant & Castle in writing.

9.5     DEFENSE OR ENFORCEMENT OF RIGHTS TO MARKS
The Licensee will have no right to and will not defend or enforce any rights associated with the Marks or the Restaurant System in any court or other proceedings for or against imitation, infringement, prior use or for any other claim or allegation. The Licensee will give Elephant & Castle immediate written notice of any and all claims or complaints made against or associated with the Marks and the Restaurant System and will, without compensation for its time and at its expense, cooperate in all respects with Elephant & Castle in any lawsuits or other proceedings involving the Marks and the Restaurant System. Elephant & Castle will have the sole and absolute right to determine whether it will commence or defend any litigation involving the Marks and/or the Restaurant System, and the cost and expense of all litigation incurred by Elephant & Castle, including attorneys' fees, specifically relating to the Marks or the Restaurant System will be paid by Elephant & Castle.

9.6     TENDER OF DEFENSE
If the Licensee is named as a defendant or party in any action involving the Marks or the Restaurant System and if the Licensee is named as a defendant or party solely because the

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plaintiff or claimant is alleging that the Licensee does not have the right to use the Marks or the Restaurant System licensed by Elephant & Castle to the Licensee at the Licensed Location pursuant to this Agreement, then the Licensee will have the right to tender the defense of the action to Elephant & Castle and Elephant & Castle will, at its expense, defend the Licensee in the action provided that the Licensee has tendered defense of the action to Elephant & Castle within seven days after receiving service of the pleadings or the Summons and Complaint relating to the action. Elephant & Castle will indemnify and hold the Licensee harmless from any damages assessed against the Licensee in any actions resulting solely from the Licensee's proper and authorized use of the Marks and the Restaurant System at the Licensed Location if the Licensee has timely tendered defense of the action to Elephant & Castle.

9.7     LICENSEE'S RIGHT TO PARTICIPATE IN LITIGATION
The Licensee may, at its expense, retain an attorney to represent it individually in all litigation and court proceedings involving the Marks or the Restaurant System, and may do so with respect to matters involving only the Licensee (i.e., not involving Elephant & Castle or its interests); however, Elephant & Castle and its attorneys will control and conduct all litigation involving the Marks or the Restaurant System and the rights of Elephant & Castle. Except as expressly provided for herein, Elephant & Castle will have no liability to the Licensee for any costs that the Licensee may incur in any litigation involving the Marks or the Restaurant System, and the Licensee will pay for all costs, including attorneys' fees, that it may incur in any litigation or proceeding arising as a result of matters referred to under this Article, unless it tenders the defense to Elephant & Castle in a timely manner pursuant to and in accordance with Article 9.6.

                                   ARTICLE 10
                                    TRANSFER

10.1    TRANSFER BY ELEPHANT & CASTLE
This Agreement may be unilaterally Transferred by Elephant & Castle to any person or entity without prior notice to the Licensee and without the approval of the Licensee. The rights under this License Agreement will inure to the benefit of the successors and assigns of Elephant & Castle. Elephant & Castle will provide the Licensee with written notice of any Transfer of this License Agreement within 60 days after the Transfer is complete, and the assignee will be required to fully perform all obligations of Elephant & Castle under this Agreement.

10.2    TRANSFER BY LICENSEE
This Agreement and the rights granted to the Licensee pursuant to this Agreement may be Transferred by the Licensee only with the prior written approval of Elephant & Castle. Elephant & Castle will not unreasonably withhold its written consent to any Transfer of this Agreement.

                                   ARTICLE 11
                                   TERMINATION

11.1    TERMINATION BY ELEPHANT & CASTLE

Elephant & Castle will have the right to terminate this Agreement if: (a) the Licensee violates any material provision term or condition of this Agreement; and the Licensee fails to correct the breach within 30 days after receipt of written notice from Elephant & Castle of the breach; (b) the Lease Agreement between the Licensee and Battery & Clay Associates, LLC for the Licensed Location expires or is terminated; (c) the Licensee is determined to be insolvent within the meaning of applicable state or federal law, any involuntary petition for bankruptcy is filed

ELEPHANT & CASTLE INTERNATIONAL, INC.
LICENSE AGREEMENT WITH
BC RESTAURANTS, LLC                      -10-
against the Licensee, or the Licensee files for bankruptcy or is adjudicated a bankrupt under applicable state or federal law; (d) the Licensee makes an assignment for the benefit of creditors or enters into any similar arrangement for the disposition of its assets for the benefit of creditors; and (e) the Licensee is involved in any act or conduct which materially impairs the goodwill associated with the Marks or the Restaurant System, in which event the 30 day cure period will not apply and the Licensee will have three days after receipt of written notice from Elephant & Castle to correct the breach.

11.2    NOTICE OF TERMINATION BY ELEPHANT & CASTLE

If this Agreement is terminated by Elephant & Castle pursuant to Article 11.1 above, then Elephant & Castle will give the Licensee written notice that this Agreement is terminated and in that event, the effective date of termination of this Agreement will be the day the written notice of termination is received by the Licensee.

11.3    OTHER REMEDIES

Nothing in this Article will preclude Elephant & Castle from seeking other remedies or damages under state or federal laws, common law, or under this Agreement against the Licensee including, but not limited to, attorneys' fees, and injunctive relief.

11.4    TERMINATION BY LICENSEE

The Licensee will have the right to terminate this Agreement if Elephant & Castle violates any material provision, term or condition of this Agreement and Elephant & Castle fails to correct the breach within 30 days after receipt of written notice from the Licensee specifying the breach. The Licensee will also have the right to terminate this Agreement if the Lease or Management Agreement with E & C San Francisco LLC (which is incorporated herein by reference) is terminated for any reason.

11.5    NOTICE OF TERMINATION BY LICENSEE

If this Agreement is terminated by the Licensee pursuant to Article 11.4 above, then the Licensee will give Elephant & Castle written notice that this Agreement is terminated and in that event, the effective date of termination of this Agreement will be the day the written notice of termination is received by Elephant & Castle.

                                   ARTICLE 12
                     LICENSEE'S OBLIGATIONS UPON TERMINATION

12.1    TERMINATION OF USE OF MARKS; OTHER OBLIGATIONS
If this Agreement is canceled or terminated for any reason or this Agreement expires, then (a) the Licensee will immediately return to Elephant & Castle by first class prepaid United States mail the Manual, menus, advertising materials and all other printed materials pertaining to the Restaurant; (b) the Licensee's right to use "Elephant & Castle(R)," the other Marks and the Restaurant System will terminate immediately in all respects; (c) the Licensee will not thereafter conduct or promote any business under any name or in any manner that might tend to give the general public the impression that the Licensee is continuing to operate as a licensee of Elephant & Castle; and (d) the Licensee will immediately cease any and all advertising which includes any of the Marks, and cease using any and all items or materials which bear or include any of the Marks.

ELEPHANT & CASTLE INTERNATIONAL, INC.
LICENSE AGREEMENT WITH
BC RESTAURANTS, LLC                      -11-

12.2    ALTERATION OF LICENSED LOCATION
If this Agreement expires or is terminated for any reason or if the Licensed Location ever ceases to be used for the Licensee's Elephant & Castle(R) Restaurant, then within 30 days after the date of the expiration or termination of this Agreement, the Licensee will, at its expense, alter, modify and change both the exterior and interior appearance of the building and the Licensed Location so that it will be clearly distinguished from the standard appearance of an Elephant & Castle(R) Restaurant. At a minimum, such changes and modifications to the Licensed Location will include: (a) repainting and, where applicable, recovering both the exterior and interior walls of the Licensed Location with totally different colors, including removing any distinctive colors, designs and paneling from the walls; (b) removing all furniture, fixtures and decor items associated with an Elephant & Castle(R) Restaurant and replacing them with other decor items not of the general type and appearance customarily used in Elephant & Castle(R) Restaurants; (c) removing all exterior and interior Elephant & Castle(R) signs; (d) immediately discontinuing use of the approved wall decor items and window decals, and refraining from using any items which may be confusingly similar to those used in an Elephant & Castle(R) Restaurant; and (e) removing and returning the FF&E used in the Restaurant constituting the English Package to Elephant & Castle.

                                   ARTICLE 13
                                   ENFORCEMENT

13.1    INJUNCTIVE RELIEF
Elephant & Castle will have the right to petition a court of competent jurisdiction for the entry of temporary and permanent injunctions and orders of specific performance enforcing the provisions of this Agreement for any action relating to: (a) the Licensee's improper use of the Marks or the Restaurant System; (b) the obligations of the Licensee upon termination or expiration of this Agreement; (c) the Transfer of this Agreement or the Restaurant; (d) the Licensee's violation of the provisions of this Agreement relating to the Manual and other confidential information; and (e) any act or omission by the Licensee or the Licensee's employees that (1) constitutes a violation of any applicable law, ordinance or regulation, (2) is dishonest or misleading to the guests or customers of the Licensee's Restaurant or other Elephant & Castle(R) Restaurants, (3) constitutes a danger to the employees, public, guests, or customers of the Licensee's Restaurant, or (4) may impair the goodwill associated with the Marks or the Restaurant System.

13.2    SEVERABILITY
All provisions of this Agreement are severable and this Agreement will be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions will be enforced to the extent valid and enforceable. If any applicable law or rule of any jurisdiction requires a greater prior notice of the termination of this Agreement than is required hereunder or the taking of some other action not required hereunder, or if under any applicable law or rule of any jurisdiction, any provision of this Agreement or any specification, standard or operating procedure prescribed by Elephant & Castle is invalid or unenforceable under applicable law, then the prior notice or other action required by such law or rule will be substituted for the notice requirements hereof, or such invalid or unenforceable provision, specification, standard or operating procedure will be modified to the extent required to be valid and enforceable. Such modifications to this Agreement will be effective only in such jurisdiction.

ELEPHANT & CASTLE INTERNATIONAL, INC.
LICENSE AGREEMENT WITH
BC RESTAURANTS, LLC                      -12-

13.3    WAIVER
Elephant & Castle and the Licensee may, by written instrument signed by Elephant & Castle and the Licensee, waive any obligation of or restriction upon the other under this Agreement. The failure, refusal or neglect of Elephant & Castle to exercise any right under this Agreement or to insist upon full compliance by the Licensee of its obligations hereunder including, without limitation, any mandatory specification, standard or operating procedure, will not constitute a waiver by Elephant & Castle of any provision of this Agreement.

13.4    CUMULATIVE RIGHTS
The rights of Elephant & Castle hereunder are cumulative and no exercise or enforcement by Elephant & Castle of any right or remedy hereunder will preclude the exercise or enforcement by Elephant & Castle of any other right or remedy hereunder or which Elephant & Castle is entitled by law to enforce.

13.5    BINDING AGREEMENT
This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns and successors in interest.

13.6    JOINT AND SEVERAL LIABILITY
If the Licensee consists of more than one person, their liability under this Agreement will be deemed to be joint and several.

13.7    NO ORAL MODIFICATION
No modification, change, addition, rescission, release, amendment or waiver of this Agreement and no approval, consent or authorization required by any provision of this Agreement may be made by any person except by a written agreement signed by a duly authorized officer or partner of the Licensee and Elephant & Castle.

13.8    ENTIRE AGREEMENT
This Agreement supersedes and terminates all prior agreements, either oral or in writing, between the parties involving the licensing of the Marks to the Licensee and therefore, representations, inducements, promises or agreements alleged by either Elephant & Castle or the Licensee that are not contained in this Agreement will not be enforceable. The Recitals are part of this Agreement, which constitutes the entire agreement of the parties, and there are no other oral or written understandings or agreements between Elephant & Castle and the Licensee relating to the subject matter of this Agreement. This Agreement will not supersede any written agreements or contracts that are signed concurrently with this Agreement.

13.9    STANDARDS
All changes made by Elephant & Castle with respect to its standards, or otherwise, will be reasonable in all respects.

                                   ARTICLE 14
                                     NOTICES

All notices to under this Agreement will be in writing and will delivered by (a) personal service upon an officer, director, chief manager, manager or member of the board of governors or managers, (b) prepaid U.S. certified mail, or (c) a recognized overnight carrier such as Federal Express or UPS that requires a written acknowledgement of delivery to the addressee. All notices to Elephant & Castle will be addressed to the President of Elephant & Castle

ELEPHANT & CASTLE INTERNATIONAL, INC.
LICENSE AGREEMENT WITH
BC RESTAURANTS, LLC                      -13-

International, Inc., 1190 Hornby Street, 12th Floor, Vancouver, British Columbia, Canada V6Z 2K5, or such other address as Elephant & Castle may subsequently designate in writing, with a copy to G. Thomas MacIntosh, II, Attorney at Law, Mackall, Crounse & Moore, PLC, 1400 AT&T Tower, 901 Marquette Avenue, Minneapolis, Minnesota 55402-2859. All notices to the Licensee will be addressed to Mr. Jon D. Horowitz, Vice President, Battery & Clay Associates, LLC c/o Masterworks Development Corporation, 56 West 45th Street, 4th Floor, New York, New York, 10036, or at such other address as the Owner may designate in writing, with a copy to Dennis A. Konner, Esq., Ross & Cohen LLP, 711 Third Avenue, New York, New York, 10012.

                                   ARTICLE 15
                                  GOVERNING LAW

15.1    GOVERNING LAW
Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Section 1051, et seq.), this Agreement will be governed by the laws of the State of California. The provisions of this Agreement which conflict with or are inconsistent with applicable governing law will be superseded and/or modified by such applicable law only to the extent such provisions are inconsistent. All other provisions of this Agreement will be enforceable as originally made and entered into upon the execution of this Agreement by the Licensee and Elephant & Castle.

15.2    SEVERABILITY
The severability provisions of this Agreement will pertain to all of the applicable laws which conflict with or modify the provisions of this Agreement including.

IN WITNESS WHEREOF, Elephant & Castle and the Licensee have respectively signed this Agreement effective as of the day and year set forth on Page 1 of this Agreement.

 In the Presence of:                    ELEPHANT & CASTLE INTERNATIONAL, INC.


                                        By
 ---------------------------------        -----------------------------------
                                           Richard H. Bryant, President and
                                           Chief Executive Officer

 In the Presence of:                    BC RESTAURANTS,  LLC, BY BATTERY & CLAY
                                        ASSOCIATES, LLC, ITS CHIEF MANAGER

                                        By:
 ---------------------------------         -----------------------------------
                                           Jon D. Horowitz, Vice President

ELEPHANT & CASTLE INTERNATIONAL, INC.
LICENSE AGREEMENT WITH
BC RESTAURANTS, LLC                      -14-